Registration No. 333-58568
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CollaGenex Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	52-1758016
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
41 University Drive
Newtown, Pennsylvania 18940
(215) 579-7388
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

President
CollaGenex Pharmaceuticals, Inc.
41 University Drive
Newtown, Pennsylvania 18940
(215) 579-7388
(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)

Copies to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul S. Bird, Esq.
Telephone: (212) 909-6000

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     CollaGenex Pharmaceuticals, Inc. (“Registrant”) is filing this Post-Effective Amendment No.1 to the registration statement on Form S-3, Registration No. 333-58568, filed on April 9, 2001 (the “Registration Statement”), pertaining to Registrant’s registration of 2,050,000 shares of common stock, par value $0.01 per share.
     On April 10, 2008, pursuant to an Agreement and Plan of Merger dated as of February 25, 2008, by and among Registrant, Galderma Laboratories, Inc. (“Parent”) and Galderma Acquisition Inc., a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into Registrant, with Registrant being the surviving entity and becoming a direct, wholly owned subsidiary of Parent. Registrant intends to file a certification and notice of termination on Form 15 with respect to Registrant’s shares of common stock, par value $0.01 per share.
     Pursuant to the undertaking made by Registrant in the Registration Statement to remove from registration by means of a post-effect amendment any of the securities being registered that remain unsold at the termination of the offering, Registrant is filing this Post-Effective Amendment No.1 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 25, 2008.

COLLAGENEX PHARMACEUTICALS, INC.
By:	/s/ Humberto Antunes
	Name:	Humberto Antunes
	Title:	President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 25, 2008.

Signature	Title

/s/ Humberto Antunes	President
Humberto Antunes

/s/ Albert Draaijer	Treasurer, Vice President and Director
Albert Draaijer

/s/ Quintin Cassady	Secretary, Vice President and Director
Quintin Cassady